Exhibit 10.1

[FORM OF]

VARONIS SYSTEMS, INC.

2013 OMNIBUS EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

Varonis Systems, Inc. (the “Company”), pursuant to its 2013 Omnibus Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), an Award of restricted stock units (“Restricted Stock Units” or “RSUs”). Each vested Restricted Stock Unit represents the right to receive, in accordance with the Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of the common stock of the Company (“Share”). This Award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, which are incorporated herein by reference.

Capitalized terms not specifically defined herein shall have the meanings specified in the Plan.

Participant:        [—]

Grant Date:        [—]

Total Number of RSUs Subject to Grant:        [—]

Vesting Schedule:        [—]

Termination: Except to the extent paid in accordance with the above vesting schedule, the Total Number of RSUs Subject to Grant shall terminate, become forfeited or expire without settlement in accordance with the terms of the Agreement.

By his or her signature, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Notice. The Participant has reviewed the Agreement, the Plan and this Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or relating to the Award of RSUs. [For employee awards only: In addition, by signing below, the Participant also agrees that the Company, in its sole discretion, may satisfy any withholding obligations in accordance with Section 2.6(b) of the Agreement by (i) withholding shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs, (ii) instructing a broker on the Participant’s behalf to sell shares of Common Stock otherwise issuable to the Participant upon vesting of the RSUs and submit the proceeds of such sale to the Company, or (iii) using any other method permitted by Section 2.6(b) of the Agreement or the Plan.]

VARONIS SYSTEMS, INC.	PARTICIPANT

By:	By:

Print Name:	Print Name:

Title:

Exhibit A

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Restricted Stock Unit Award Grant Notice (the “Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached, Varonis Systems, Inc. (the “Company”) has granted to the Participant an Award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the Company’s 2013 Omnibus Equity Incentive Plan (the “Plan”). Each vested Restricted Stock Unit represents the right to receive one share of the Common Stock of the Company (“Share”) to purchase the number of Shares indicated in the Notice. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Notice.

ARTICLE I

GENERAL

1.1 Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions of the Plan, which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II

GRANT OF RESTRICTED STOCK UNITS

2.1 Grant of RSUs. In consideration of the Participant’s employment or service to the Company or any Affiliate and other good and valuable consideration, effective as of the Grant Date set forth in the Notice, the Company hereby grants to the Participant an Award of RSUs under the Plan, upon the terms and conditions set forth in the Plan and this Agreement.

2.2 Unsecured Obligation. Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, the Participant will have no right to receive Common Stock with respect to any such RSUs. Prior to actual payment of any vested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3 Vesting Schedule. Subject to Sections 2.5 and 3.1 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth in the Notice (rounding down to the nearest whole Share).

2.4 Consideration to the Company. In consideration of the grant of the Award of RSUs pursuant hereto, the Participant agrees to render faithful and efficient employment or other service to the Company or any Affiliate. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the employment or service of the Participant at any time for any reason whatsoever, with or without Cause.

2.5 Forfeiture, Termination and Cancellation Upon Termination of Employment or Service.

(a) Upon the Participant’s termination of employment or service with the Company and all Affiliates thereof, the RSUs shall be treated as follows [for employee awards only:, except as specifically provided in an employment agreement between the Company and the Participant]:

(i) In the event that the employment or service of a Participant with the Company and all Affiliates thereof (including by reason of the Participant’s employer ceasing to be an Affiliate of the Company) shall terminate for any reason other than Cause, unvested RSUs granted to such Participant shall terminate at the close of business on the date of such termination.

(ii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding RSUs (whether vested or not) granted to such Participant shall terminate at the commencement of business on the date of such termination.

(b) [For employee awards only: In the sole discretion of the Administrator, RSUs shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of an Participant.]

2.6 Issuance of Common Stock upon Vesting.

(a) The RSUs shall represent the right to receive, on the first business day following the Vesting Date, the number of Shares determined in accordance with the Vesting Schedule set forth on the Notice of Grant to have been earned to the extent determined by the Compensation Committee after the applicable year-end audit, and provided that the Participant remains employed by the Company or an Affiliate through the Vesting Date, subject to the provisions of Section 2.5 or Section 3.1. Notwithstanding the above, earned Shares shall be treated as delivered on the first business day following the Vesting Date (the “Delivery Date”) provided that they are delivered on a date following the Delivery Date that is in the same calendar year as the Delivery Date. On the Delivery Date, the Company shall deliver to the Participant (or any transferee permitted under Section 4.2 hereof) a number of Shares (either by delivering one or more certificates for such Shares or by entering such Shares in book entry form, as determined by the Company in its sole discretion) equal to the number of RSUs subject to this Agreement that vest on the Vesting Date, unless such RSUs terminate prior to the Vesting Date pursuant to Section 2.5 hereof. Notwithstanding the foregoing, in the event Shares cannot be issued pursuant to Section 19 of the Plan, the Shares shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that Shares can again be issued in accordance with such Section.

(b) [For employee awards only: As set forth in Section 16 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the

Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. The Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.]

2.7 Conditions to Delivery of Shares. The Shares deliverable hereunder may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares deliverable hereunder prior to fulfillment of the conditions set forth in Section 19 of the Plan.

ARTICLE III

CHANGE IN CONTROL

3.1 Change in Control. In the event of a Change in Control, the RSUs shall be treated in accordance with Section 13 of the Plan.

ARTICLE IV

OTHER PROVISIONS

4.1 Administration. The Administrator shall have the power and authority to interpret and construe the terms and provisions of this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All decisions made by the Administrator shall be final, conclusive and binding on all persons, including the Participant, the Company and all other interested persons.

4.2 Transferability of Grant. Except as otherwise set forth in the Plan:

(a) The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution;

(b) Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 4.2(a) hereof.

4.3 Taxes. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the grant of RSUs and the issuance of Shares with respect thereto and that the Participant is not relying on the Company for any tax advice. The Company makes no warranties or representations whatsoever to the Participant regarding the tax consequences of the grant of RSUs or the receipt of Shares with respect thereto. The Participant shall be solely responsible for any taxes in respect of the RSUs.

4.4 Adjustments. The Participant acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Section 5 of the Plan.

4.5 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Legal Department at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to his or her RSUs pursuant to Section 4.2(a) hereof by written notice under this Section 4.5.

4.6 Participant’s Representations. If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

4.7 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.8 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

4.9 Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted and settled, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

4.10 Amendments and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended, altered or terminated at any time or from time to time by the Administrator or the Board, but no amendment, alteration or termination of this Agreement shall be made that would materially impair the rights of a Participant under the RSUs without such Participant’s consent.

4.11 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 4.2 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

4.12 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.13 Entire Agreement. The Plan, the Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.

4.14 Section 409A. This Restricted Stock Unit Award is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Grant Date. Notwithstanding any provision in the Plan or Agreement to the contrary, no payment or distribution under this Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of employment or service with the Company will be made to the Participant until the Participant’s termination of employment or service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. [For employee awards only: If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 4.15 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under this Agreement will be paid in accordance with the normal payment dates specified for them herein.] The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Code Section 409A.

4.15 Electronic Signature; Electronic Delivery and Acceptance. The Participant’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by hand. The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4.16 Addendum. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special provisions set forth in the Country Addendum attached hereto as Exhibit A for the Participant’s country of residence, if any. If the Participant relocates to one of the countries included in the Country Addendum or the United States during the term of the RSUs, the special provisions for such country shall apply to Participant to the extent the Company determines that the application of such provisions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Agreement.

4.17 Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.

4.18 Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

4.19 Tax Withholding. Regardless of any action the Company and its Affiliates or, if Participant is an employee, the employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or any Affiliate. Participant further acknowledges that the Company, its Affiliates and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the subsequent sale of Shares acquired pursuant to the RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company, its Affiliates and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former Employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

4.20 Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other grant materials by and among, as applicable, the Company, the Employer and any Affiliate of the Company for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that the Company and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant understands that Data may be transferred to a stock plan transfer agent, trustee, broker or administrator designated by the Company or any such other stock plan service provider as may be designated by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the Company’s designated transfer agent, trustee, stock plan broker or administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment or service relationship with the Company, its Affiliates or Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact the Company.